CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission file Nos. 333-27199 and 333-58847) of our report dated February 7, 2000, except for Note 4, as to which the date is March 9, 2000, with respect to the consolidated financial statements of Mercury Waste Solutions, Inc. and Subsidiaries, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


                                                     /s/ McGLADREY & PULLEN, LLP


Minneapolis, Minnesota
March 28, 2000